Filed under Rule 424 (b)(3), File No. 333-132201
Pricing Supplement No. 3 - dated 03/20/2006
(To prospectus dated March 7, 2006 and
 prospectus supplement dated March 7, 2006)

Toyota Motor Credit Corporation


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                           Purchasing      Proceeds
  CUSIP      Price to        Agent's        Before
  Number     Public(1)     Discount(1)     Expenses(1)
===================================================================


89233PXR2      100%          0.625%         99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

     5.000%     Semi-Annual      09/21/2009      No

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Medium-Term Note, Series B - Fixed Rate
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Interest Payment Dates:  The 20th day of March and September
of each year commencing  9/20/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 04/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.


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===================================================================
                           Purchasing      Proceeds
  CUSIP      Price to        Agent's        Before
  Number     Public(1)     Discount(1)     Expenses(1)
===================================================================


89233PXS0      100%          1.100%         98.900%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

     5.300%     Semi-Annual      09/20/2012      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate
-------------------------------------------------------------------

Interest Payment Dates: The 20th day of March and September of each year commencing 9/20/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 04/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.


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===================================================================
                           Purchasing      Proceeds
  CUSIP      Price to        Agent's        Before
  Number     Public(1)     Discount(1)     Expenses(1)
===================================================================


89233PXT8      100%          1.500%         98.500%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

     5.550%     Semi-Annual      03/21/2016      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate
-------------------------------------------------------------------

Interest Payment Dates: The 20th day of March and September of each year commencing 9/20/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 04/20/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.


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Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  03/24/2006
Issue Date:  03/29/2006
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
Form: Book-entry
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

(1) Expressed as a percentage of the minimum denomination


Merrill Lynch & Co.
Purchasing Agent
Acting as Principal
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